UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 16, 2010

Casey’s General Stores, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-12788
Iowa (State or other jurisdiction of incorporation)	42-0935283 (IRS Employer Identification No.)
One Convenience Blvd. P.O. Box 3001 Ankeny, IA 50021
(Address of principal executive offices, including zip code)

(515) 965-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A is filed with the Securities and Exchange Commission (the “SEC”) as an amendment to the Form 8-K filed with the SEC on April 16, 2010 (the “Initial 8-K”) by Casey’s General Stores, Inc. (the “Company”).

Item 5.03.         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s entry into the Rights Agreement, dated as of April 16, 2010, with Computershare Trust Company, N.A., as Rights Agent, on April 16, 2010, the Company filed Articles of Amendment with the Iowa Secretary of State for the purpose of amending the Restatement of the Restated and Amended Articles of Incorporation of the Company to designate a new series of the Company’s preferred stock as the Series A Serial Preferred Stock, no par value per share, of the Company (the “Preferred Stock”), and to fix the preferences, limitations and relative rights thereof.  The Articles of Amendment became effective on April 16, 2010.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of the Initial 8-K with respect to the Preferred Stock is incorporated into this Item 5.03 by reference.

The foregoing description of the Articles of Amendment is a general description only and is qualified in its entirety by the full text of the Articles of Amendment which is attached as Exhibit 3.1(b) hereto and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

             (d)         Exhibits

Exhibit No.	Description
3.1(b)
Articles of Amendment to the Restatement of the Restated and Amended Articles of Incorporation of Casey’s General Stores, Inc. – Incorporated herein by reference to Exhibit 3.1(b) of the Company’s Form 8-K filed April 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: April 19, 2010	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

Exhibit Index

The following exhibit is filed herewith:

Exhibit No.	Description
3.1(b)
Articles of Amendment to the Restatement of the Restated and Amended Articles of Incorporation of Casey’s General Stores, Inc. – Incorporated herein by reference to Exhibit 3.1(b) of the Company’s Form 8-K filed April 16, 2010.